Exhibit 99.1

AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of Amendment No. 6 to Schedule 13G (including additional amendments thereto) with respect to the shares of common stock, par value $0.001 per share, of Verint Systems Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

 Dated:  February 12, 2016

Cadian Capital Management, LP
By: Cadian Capital Management GP, LLC, its General Partner
By: /s/ Eric Bannasch
Eric Bannasch
Managing Member
Cadian Capital Management GP, LLC
By: /s/ Eric Bannasch
Eric Bannasch
Managing Member

/s/ Eric Bannasch
Eric Bannasch